UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 2, 2019
Date of Report (Date of earliest event reported)

Penumbra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
One Penumbra Place
Alameda, CA 94502
(Address of principal executive offices, including zip code)

(510) 748-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2019, the Board of Directors (the “Board”) of Penumbra, Inc. (the “Company”) appointed Sri Kosaraju to President and Chief Financial Officer of the Company, effective August 29, 2019.
Mr. Kosaraju, 41, joined the Company as Chief Financial Officer and Head of Strategy in May 2015. Prior to joining Penumbra, he worked in investment banking for J.P. Morgan Securities LLC (J.P. Morgan) from 1999 to 2015, where he held a variety of positions with successively greater responsibility, most recently Managing Director of Equity Capital Markets, Head of Healthcare Equity Capital Markets and co-Head of Technology, Media, Telecom Equity Capital Markets. Prior to entering J.P. Morgan's equity capital markets group in 2006, Sri served in various practice groups at J.P. Morgan, including Equity Derivatives from 2003 to 2006 and Technology, Media, Telecom Investment Banking Coverage from 1999 to 2003. He received a BS from Massachusetts Institute of Technology in 1999.
Mr. Kosaraju has no family relationship with any of the executive officers or directors of the Company. The Company is not aware of any transaction in which Mr. Kosaraju has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Adam Elsesser, who served in the role of President prior to this promotion, will continue in his roles as Chairman and Chief Executive Officer.
On August 29, 2019, the company issued a press release announcing Mr. Kosaraju's promotion. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of Penumbra, Inc. dated August 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penumbra, Inc.

Date: August 29, 2019	By:	/s/ Johanna Roberts
Johanna Roberts
Executive Vice President, General Counsel and Secretary